Portfolio Update Webcast August 26, 2021

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, dated May 13, 2021 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investment in Prime US REIT depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. If tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues and any long term impact of this situation, even after an economic rebound, remains unclear. Further, significant reductions in rental revenue in the future related to the impact of the COVID-19 pandemic may limit the Company’s ability to draw on its revolving credit facilities or exercise the Company’s extension options due to covenants described in the Company’s loan agreements. Forward-Looking Statements 2

W W W . K B S . C O M Important Disclosures (cont.) The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through June 30, 2021 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumed the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT used in the estimated NAV per share assumed a discount for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in units. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, were the respective party’s best estimates as of March 31, 2021, April 29, 2021 or May 13, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. As the global impact of the COVID-19 pandemic continues to evolve, the Company’s conflicts committee and board of directors continue to evaluate whether the proposed NAV REIT conversion remains in the best interest of the Company’s stockholders. Accordingly, the Company can give no assurance that it will continue to pursue a conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2020 and in Park II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2021. Forward-Looking Statements 3

W W W . K B S . C O M Formed by Peter Bren and Chuck Schreiber in 1992. Over 29 years of investment and management experience with extensive long-term investor relationships. 1 As of June 30, 2021. About KBS 4 Transactional volume in excess of $43.2 billion1, AUM of $7.6 billion1 and 21.5 million square feet under management1. Buyer and seller of well-located, yield-generating office and industrial properties. Advisor to public and private pension plans, endowments, foundations, sovereign wealth funds and publicly registered non-traded REITs. A trusted landlord to thousands of office and industrial tenants nationwide. A preferred partner with the nation’s largest lenders. A development partner for office, mixed-use and multi-family developments.

W W W . K B S . C O M Target Markets KBS Offices Regional Focus Map 5

W W W . K B S . C O M The Impact of COVID-19 on Capital Markets and US Real Estate Investments 6

W W W . K B S . C O M COVID-19: Return to Office 7 To provide some clarity on the issues facing American businesses, Kastle Systems has been studying keycard and FOB fob and access data from 2,600 buildings and 41,000 businesses. The analysis is based on anonymized data to identify trends in how Americans are returning to the office. Source: Kastle Systems and CoStar, July 21, 2021 https://www.kastle.com/safety-wellness/getting-america-back-to-work/ Employees Returning to the Office Based on Keycard Access Data

KBS

COVID-19: KBS REIT III Adopts UL Healthy Building Program



- Working with Underwriter Laboratories (UL), KBS announced it had committed to the verification of 16 properties in its KBS REIT III client portfolio to achieve UL Verified Healthy Buildings for Indoor Air quality.
- This achievement is a critical milestone in KBS' commitment to deliver workspaces with excellent indoor air quality that support tenant health and well-being.

UL Healthy Building Verification Complete	
201 17th Street	Atlanta, GA
Carillon	Charlotte, NC
Ten Almaden	San Jose, CA
The Almaden	San Jose, CA
3001 Washington	Arlington, VA
3003 Washington	Arlington, VA
515 Congress	Austin, TX
RBC Plaza	Minneapolis, MN

UL Healthy Building Verification Underway[1]	
McEwen Building	Franklin, TN
201 Spear	San Francisco, CA
Towers at Emeryville	Emeryville, CA
Gateway Tech Center	Salt Lake City, UT
Sterling Plaza	Dallas, TX
Preston Commons	Dallas, TX
Town Center	Plano, TX
Accenture Tower	Chicago, IL

1 Buildings in this list are undergoing the verification process. There is no guarantee these properties will receive the UL verification.

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W W W . K B S . C O M COVID-19: Rent Collections Since April 1, 2020, a number of tenants have requested rent relief, most in the form of rent deferrals or abatement. Depending upon the duration of the pandemic, the various measures imposed to help control the spread of the virus and the corresponding economic slowdown, these tenants or additional tenants may seek rent deferrals or abatements in future periods or become unable to pay their rent. Through August 18, 2021, rent collections are as follows: The Company has received short-term rent relief requests from tenants who have been directly impacted by the COVID-19 pandemic. The Company evaluates each request on an individual basis. From the start of the COVID-19 crisis through June 2021, the Company has provided temporary deferrals of approximately 1.5% of total billings that primarily will be paid back over a range of 12 to 24 months. In addition, the Company has given short-term rent abatements to a number of tenants within the portfolio’s minor population of retail and restaurant tenants. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when restrictions are lifted. Current collections and rent relief requests to date may not be indicative of collections or requests in any future period. 9 Period of Rent Collected % of Rent Collected Q2 2020 97% Q3 2020 94% Q4 2020 96% Q1 2021 98% Q2 2021 98% July 2021 98%

Fund and Portfolio Overview 10

W W W . K B S . C O M 1 Current portfolio of properties as of May 2021. Value based solely on the appraised values as of March 31, 2021 as reflected in the May 2021 estimated share value. The appraised values do not consider estimated disposition costs and fees. 2 Estimated value of KBS REIT III's investment in Prime US REIT units was based on the closing price of the units on the SGX-ST of $0.865 per unit as of June 30, 2021 and does not take into account any potential discount for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT units. 3 Includes future leases that had been executed but had not yet commenced as June 30, 2021. 4 Loan-to-Value equals the total debt as of June 30, 2021 divided by the May 2021 estimated value of the portfolio of properties and estimated value of KBS REIT III's investment in Prime US REIT as of June 30, 2021. 5 On an annualized basis. For the period from January through June 2021, KBS REIT III declared monthly distributions at a rate of $0.04983333/share. May 2021 Estimated Value of Current Portfolio of Properties1 $3.1 billion June 30, 2021 Value of Investment in Units of PRIME US REIT 2 $250.5 million Rentable Square Feet 7.5 million Total Leased Occupancy3 88.4% Total Leverage (Loan-to-Value)4 42.0% Annualized Monthly Distribution Rate 5 $0.60/share ordinary distributions 11 Fund and Portfolio Overview As of June 30, 2021, unless otherwise noted.

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy at June 30, 2021[1]
WEST						
Gateway Tech Center	Salt Lake City	A	210,938	CBD	Metro/Light Rail	95%
201 Spear	San Francisco Bay Area	A	252,591	CBD	Subway/Metro/Light Rail	95%
Ten Almaden	San Francisco Bay Area	A	309,255	CBD	Metro/Light Rail	91%
The Almaden	San Francisco Bay Area	A	416,126	CBD	Metro/Light Rail	99%
Towers at Emeryville	San Francisco Bay Area	A	593,484	Urban	Metro/Light Rail/Shuttle	81%
CENTRAL						
Town Center	Dallas	A	522,043	Urban	None	90%
Preston Commons	Dallas	A	427,799	Urban	None	89%
Sterling Plaza	Dallas	A	313,609	Urban	None	88%
RBC Plaza	Minneapolis	A	710,332	CBD	Metro/Light Rail	95%
Domain Gateway	Austin	A	183,911	Urban	Metro/Light Rail	100%
515 Congress	Austin	A	263,058	CBD	Metro/Light Rail	90%
Park Place Village	Kansas City	A	484,980	Suburban	None	94%
EAST						
Accenture Tower	Chicago	A	1,457,724	CBD	Subway/Metro	79%
Carillon	Charlotte	A	488,277	CBD	Metro/Light Rail	86%
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	95%
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	99%
3003 Washington	Washington, D.C.	A	211,054	Urban	Metro	97%
McEwen Building	Franklin	A	175,262	Suburban	None	68% [2]
Total / Wtd Avg.			7,471,149			88%

1 Includes future leases that had been executed but had not yet commenced as June 30, 2021.
2 New lease signed with Studio Bank (3,560 SF) on July 15, 2021.

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W W W . K B S . C O M Franklin Salt Lake City Kansas City Atlanta Minneapolis Charlotte Washington D.C. Metro (2 Properties) Austin (2 Buildings) Dallas (3 Properties) 2% 4% 2% 5% 6% 8% 9% 15% San Francisco Bay Area (4 Properties) 31% Chicago (1 Property)16% Statistics for the Current Portfolio 1 Based solely on the appraised values as of March 31, 2021 as reflected in the May 2021 estimated share value for the current portfolio of properties. The appraised values do not consider estimated disposition costs and fees. 2 Per CBRE’s 2020 Tech Talent Report Asset Diversification 1 3 “Other” is comprised of various properties that individually represent less than 3% of total value. Market Diversification 1 13 Invested in Target Markets: of value2 in CBRE’s Top 10 Tech Markets52% 90% of value2 in CBRE’s Top 25 Tech Markets Asset Diversification: Largest asset accounts for just 16% 2% 201 17th Street Carillon Preston Commons 4% 5% 5% 515 Congress 5% Town Center 6% RBC Plaza 6%3003 Washington Ten Almaden 6% 6% The Almaden 201 Spear Street Other3 The Towers at Emeryville Accenture Tower 10% 16% 8% 8% 7% Sterling Plaza 4% Domain Gateway 4%

W W W . K B S . C O M Communications Equipment Manufacturing Scientific Research & Development Healthcare & Social Assistance Computer Systems Design & Related Services Information Professional, Scientific, & Technical Services Insurance Carriers & Related Activities Management Consulting Services 20% Finance 1% 1% 4% 5% 7% 10% 3% 4% 6% 17% Other3 Real Estate & Rental & Leasing 10% 9% Legal Services STEM/TAMI2 28% Statistics for the Current Portfolio • Industry diversification provides downside protection from any single industry. No one sector represents over 20% of the total portfolio. • STEM/TAMI2, the fastest growing sector, represents 28% of the total portfolio. 1 Annualized base rent represents annualized contractual base rental income as of June 30, 2021 adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. 2 STEM is an industry abbreviation which stands for science, technology, engineering, and math and TAMI stands for technology, advertising, media, and information. 3 “Other” is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM industries. 14 Over 570 Tenants with Staggered Lease Expirations and Industry Diversification Tenant Industries 1 $0 $10000 $20000 $30000 $40000 A n n u al iz ed B as e R en t ($ 0 0 0 ) 6.5% 16.3% 12.1% 9.2% 8.3% 9.2% 7.3% 4.7% 9.8% 6.8% 9.8% Lease Expirations 1 Transportation & Warehousing 3%Accommodation & Food Services

KBS

Statistics for the Current Portfolio

Accenture will become the largest tenant in the portfolio based on square feet, once its expansion lease commences in 2022. Expansion lease was signed in July 2019, increasing space to 263,718 SF for 15 years of term

Fredrikson & Byron will become the third largest tenant in the portfolio based on square feet, once its new lease commences in 2023. New lease signed in December 2020 for 178,191 SF for 16 years of term

Top 10 Tenants [1]

TOP 10 TENANTS	INDUSTRY SECTOR	PROPERTY	NLA (SQ. FT)	WEIGHTED AVERAGE LEASE TERM (YRS)	% OF ANNUALIZED BASE RENT [2]
CNA Corporation	Management Consulting	3003 Washington	152,664	7.9	4.2%
WeWork[3]	Real Estate and Rental and Leasing	201 Spear Street, Town Center	132,645	10.0	3.7%
Indeed.com	Professional, Scientific, and Technical Services	Domain Gateway	183,911	11.7	3.5%
RBC Capital Markets, LLC	Finance	RBC Plaza, The Almaden	304,120	1.3	3.2%
ZOOM Video Communications	Computer Systems Design	The Almaden	102,916	7.7	2.9%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village	150,340	9.5	2.2%
WorldPay US, Inc.	Finance	201 17th Street	130,088	5.8	1.8%
Gracenote, Inc.	Information	Towers at Emeryville	54,903	2.5	1.5%
Expedia Inc.	Travel	Accenture Tower	115,604	7.6	1.5%
Nelson Mullins Riley & Scarborough	Legal	201 17th Street	117,517	7.5	1.5%
		TOTAL / WEIGHTED AVG.	1,444,708	7.5	26.0%

1 As of June 30, 2021.
2 Annualized base rent represents annualized contractual base rental income as of June 30, 2021, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio.
3 Of the total WeWork leased space, approximately 78,000 square feet is leased to Google at 201 Spear on a multi-year agreement.

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W W W . K B S . C O M Capital Management1 As of June 30, 2021, unless otherwise noted Initial Debt Maturities 1 1 Based on total debt as of June 30, 2021. 2 Loan-to-Value equals the total debt as of June 30, 2021 divided by the May 2021 estimated value of the portfolio of properties of $3.1 billion and estimated value of REIT III's investment in Prime US REIT as of June 30, 2021. 3 Average cost of debt includes the impact of interest rate hedges. 4 All of the debt initially maturing in 2021 has extension options. Total Debt1 $1.4 billion Loan-to-Value2 42.0% Average cost of debt3 3.29% per annum Average term to initial maturity 1.7 years Average term to fully extended maturity 3.2 years $472,950 $0 $566,750 $357,045 $0 $0 $0 $200,000 $400,000 $600,000 4 Variable Interest Rate (Unswapped) $153 11% Variable Interest Rate (Swapped) $1,121 80% Fixed Interest Rate Debt $123 9% Interest Rate Exposure (in millions) 16

17 Property Updates

KBS

Park Place Village
Leawood, KS


amc

1 As of June 30, 2021, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
484,980	93.58%	7.3

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
American Multi-Cinema, Inc.	150,340	31.00%
SCOR Global Life USA	40,286	8.31%
RPS Financial Group (Northwestern Mutual)	32,523	6.71%

Property Update

As of Q2 2021, we have signed 62,925 square feet of new and expansion leases. We were also successful in renewing Northwestern Mutual, the property's third-largest tenant. As of July 31, 2021, the property had approximately 28,000 square feet of new lease prospects, a majority of which was retail space.

The property's largest tenant, American Multi-Cinema (AMC Theatres), had experienced setbacks due to the COVID-19 pandemic when theatres across the nation were closed for an extended period of time. KBS has been in constant contact with AMC and as of August 2021, a majority of AMC's employees have returned to the office. There has been no change to the lease which expires December 2030.

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KBS

The McEwen Building
Franklin, TN



1 As of June 30, 2021, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
175,262	68.27%	4.7

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
American Renal Associates	26,695	15.23%
Red Collar Pet Foods	18,042	10.29%
Universal Music Publishing	15,514	8.85%

Property Update

We completed a significant capital project in Q1 2021, which includes repositioning and vacant space improvements given the recent material increase in vacancy. Several spec suites are being built out and we are completing renovations to the ground and first floor lobbies.

Year-to-date, KBS has signed 39,225 square feet of new leases, the largest being a 26,695-square-foot lease to American Renal Associates. Additionally, at June 30, 2021, there were three new leases under negotiation representing 49,439 square feet of space which if signed would increase the leased percentage of the property to over 96%.

WWW. KBS.COM

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KBS

515 Congress Avenue
Austin, TX



1 As of June 30, 2021, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
263,058	90.46%	3.6

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
Cloudera	28,014	10.65%
Bright Health	13,989	5.32%
Lion Street	14,068	5.35%

Property Update

Recent renovations include:
- Completion of a new 10th floor outdoor patio and connected lounge space.
- Full lobby level and façade remodel with a complete overhaul and repositioning of the ground-floor retail spaces.
- Built out a conferencing center, a fitness center with locker and shower facilities and a supporting break-out area.
- Full modernization of the elevator system plus aesthetic upgrades to corridors and addition of a bike storage room.

Year-to-date, KBS has been successful in:
- Signing 26,386 square feet of new and expansion leases, the most notable being a 14,004 square-foot lease to an omnichannel media strategy company, PMG Worldwide, who is seeing solid growth working with some of the large tech firms migrating to the Austin area.
- Leasing three out of four newly constructed spec suites.

WWW. KBS.COM
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KBS

Preston Commons
Dallas, TX



Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
427,799	89.07%	4.9

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
JP Morgan Chase Bank NA	41,906	9.80%
Regus	24,927	5.83%
Ogletree	22,069	5.16%

Property Update

A $12 million modernization completed in 2021 positions Preston Commons as a best-in-class property for the market. Offering a highly amenitized work environment with new elegant lobbies and corridors, exterior areas for working, collaboration space, entertainment, a state-of-the-art conference center and board room, on-site café and an on-site management office.

Year-to-date, KBS has been successful in:

- Signing more than 43,000 square feet of new and expansion leases at Preston Commons, the largest being a 15,519-square-foot lease to Welltower, Inc., a property-technology company focusing on emerging real estate certification programs.
- Signing over 46,000 square feet of renewal leasing at the property since January 2021.

1 As of June 30, 2021, leased occupancy includes leases that are signed but commencing in the future.

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W W W . K B S . C O M 22 Preston Commons Dallas, TX

W W W . K B S . C O M 23 Preston Commons Dallas, TX

24 Strategic Plan Update

W W W . K B S . C O M 25 In order to provide stockholders with additional liquidity that is in excess of that permitted under the Company’s share redemption program, on June 4, 2021, the Company commenced a self-tender offer for up to 33,849,130 shares of common stock at a price of $10.34 per share, or approximately $350.0 million of shares. On July 12, 2021, the Company accepted for purchase 26,377,990 shares at a purchase price of $10.34 per share, or approximately $272.7 million of shares, which represents 100% of the shares that were properly tendered. Tender Offer

W W W . K B S . C O M 26 Conversion to an NAV REIT could fulfill certain key objectives of the Company including balancing shareholder desire for liquidity as well as their desire to stay invested. Potential NAV Conversion The COVID-19 pandemic caused us to delay certain asset sales and refinancing plans which then delayed the timing of the REIT providing additional liquidity to stockholders. However, we have recently seen increased lending activity in the credit markets and were able to refinance a few loans in the portfolio, collect proceeds from the repayment of the Hardware Village First Mortgage, as well as close on the sale of an office building slightly above the September 2020 appraised value in Jan 2021. The recent transactions have further increased the strength of the REIT’s liquidity position. While we continue to believe our portfolio is well-positioned for future success, including navigating issues caused by the pandemic, the impact of the COVID-19 pandemic on the capital and financial markets, including the U.S. real estate office market, has caused our conflicts committee and board of directors to further consider the timing and likelihood of success of the proposed NAV REIT conversion.

W W W . K B S . C O M REIT III 2021 Goals & Objectives 27 Distribute operating cash flows to stockholders Maintain a substantial amount of liquidity in the REIT in order to continue to enhance asset values and provide stockholder liquidity. Continue to monitor the properties in the portfolio for any beneficial sale opportunities in order to maximize value Finalize decision on NAV REIT Conversion Efficiently manage the real estate portfolio throughout the COVID-19 pandemic in order to maximize the long-term portfolio value to stockholders

28 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264